SCHEDULE A

As of July 25, 2013

FUND	FEE*
db X-trackers MSCI Emerging Markets Hedged Equity Fund	20 basis points (0.20%) of the first $100 million in daily net assets; 15 basis points (0.15%) of the next $400 million in daily net assets; and 6 basis points (0.06%) of the daily net assets in excess of $500 million.

db X-trackers MSCI EAFE Hedged Equity Fund	12 basis points (0.12%) of the first $100 million in daily net assets; 8 basis points (0.08%) of the next $400 million in daily net assets; and 4 basis points (0.04%) of the daily net assets in excess of $500 million.

db X-trackers MSCI Brazil Hedged Equity Fund	20 basis points (0.20%) of the first $100 million in daily net assets; 12 basis points (0.12%) of the next $400 million in daily net assets; and 6 basis points (0.06%) of the daily net assets in excess of $500 million.

db X-trackers MSCI Germany Hedged Equity Fund	15 basis points (0.15%) of the first $100 million in daily net assets; 7 basis points (0.07%) of the next $400 million in daily net assets; and 4 basis points (0.04%) of the daily net assets in excess of $500 million.

db X-trackers MSCI Japan Hedged Equity Fund	15 basis points (0.15%) of the first $100 million in combined daily net assets; 7 basis points (0.07%) of the next $400 million in daily net assets; and 4 basis points (0.04%) of the daily net assets in excess of $500 million.

db X-trackers MSCI Europe Hedged Equity Fund	15 basis points (0.15%) of the first $100 million in combined daily net assets; 7 basis points (0.07%) of the next $400 million in daily net assets; and 4 basis points (0.04%) of the daily net assets in excess of $500 million.

db X-trackers MSCI United Kingdom Hedged Equity Fund	15 basis points (0.15%) of the first $100 million in daily net assets; 7 basis points (0.07%) of the next $400 million in daily net assets; and 4 basis points (0.04%) of the daily net assets in excess of $500 million.

db X-trackers MSCI AC Asia Pacific ex Japan Hedged Equity Fund	20 basis points (0.20%) of the first $100 million in daily net assets; 12 basis points (0.12%) of the next $400 million in daily net assets; and 6 basis points (0.06%) of the daily net assets in excess of $500 million.

*	There is a minimum annual aggregate sub-advisory fee of $450,000 in respect of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the     day of August 2013.

DBX Advisors LLC

By:
Name: Martin Kremenstein
Title: Chief Executive Officer

By:
Name: Alex N. Depetris
Title: Chief Operating Officer

TDAM USA Inc.

By:
Name: Kevin LeBlanc
Title: Chief Operating Officer